Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 14, 2015, in Amendment No. 4 to the Registration Statement (Form F-1 No. 333-205515) and related Prospectus of Oasmia Pharmaceutical AB.

/s/ Ernst & Young AB

Ernst & Young AB

Uppsala, Sweden

September 25, 2015